UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2012

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

The disclosure contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement” and Exhibits 4.1 and 4.2 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 10, 2012, Ventas Realty, Limited Partnership and Ventas Capital Corporation (collectively, the “Issuers”), each a wholly owned subsidiary of Ventas, Inc. (the “Company”), issued and sold $600 million aggregate principal amount of their 4.25% Senior Notes due 2022 (the “Notes”) in a registered public offering pursuant to a Registration Statement on Form S-3 (File No. 333-158424) filed under the Securities Act of 1933, as amended, which Registration Statement became automatically effective on April 6, 2009.  The Notes were sold pursuant to an Underwriting Agreement dated February 1, 2012 among the Issuers, the Company, and the underwriters named therein.

The Notes mature on March 1, 2022.  The Notes bear interest at a rate of 4.25% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2012.  The Notes are unconditionally guaranteed on a senior unsecured basis by the Company.

The Notes are general unsecured obligations of the Issuers and the Company, ranking equal in right of payment with all of such entities’ existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities’ existing and future subordinated indebtedness.  However, the Notes are effectively subordinated to all of such entities’ secured borrowings to the extent of the assets securing those obligations.  The Notes are also structurally subordinated to the indebtedness and other obligations of the Company’s subsidiaries (other than the Issuers).

The Company intends to use the net proceeds from the sale of the Notes to repay indebtedness outstanding under its unsecured revolving credit facility and for working capital and other general corporate purposes, including to fund future acquisitions or investments, if any.

The terms of the Notes, summarized herein, are governed by the Indenture dated as of September 19, 2006 (the “Base Indenture”), as amended by the Fifth Supplemental Indenture dated as of February 10, 2012 (the “Fifth Supplemental Indenture”), among the Issuers, the Company and U.S. Bank National Association, as trustee.  The Base Indenture, as so amended (the “Indenture”), contains certain covenants that limit the Company’s and its subsidiaries’ ability to incur debt, incur secured debt and merge, consolidate or transfer all or substantially all of their assets, taken as a whole.  The Company and its subsidiaries are also required to maintain total unencumbered assets of at least 150% of their unsecured debt.

The Issuers may redeem the Notes, in whole at any time or in part from time to time.  The redemption price for Notes that are redeemed before December 1, 2021 will be equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon to the redemption date, plus a make-whole premium.  The redemption price for Notes that are redeemed on or after December 1, 2021 will be equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon to the redemption date, and will not include a make-whole premium.

The Indenture contains certain customary events of default, including without limitation: failure to make required payments; failure to comply with certain agreements or covenants; cross-defaults to certain other indebtedness in excess of specified amounts; and certain events of bankruptcy and insolvency.  An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases will automatically cause the acceleration of, the amounts due under the Notes.

U.S. Bank National Association, the trustee under the Indenture, is also the trustee under each of the indentures relating to the Issuers’ 9% Senior Notes due 2012, 3.125% Senior Notes due 2015, 6½% Senior Notes due 2016, 6¾% Senior Notes due 2017, and 4.750% Senior Notes due 2021.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Base Indenture and the Fifth Supplemental Indenture, copies of which are incorporated by reference herein or filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated in this Item 2.03 by reference.

Item 9.01.             Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell Company Transactions.

Not applicable.

(d)  Exhibits:

Exhibit Number	Description
4.1

Indenture dated as of September 19, 2006 by and among Ventas, Inc., Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuer(s), the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3, File No. 333-133115).

Exhibit Number	Description
4.2

Fifth Supplemental Indenture dated as of February 10, 2012 by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc., as Guarantor, and U.S. Bank National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: February 14, 2012	By:	/s/ Kristen M. Benson
Kristen M. Benson
Vice President and
Senior Securities Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1

Indenture dated as of September 19, 2006 by and among Ventas, Inc., Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuer(s), the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3, File No. 333-133115).

4.2

Fifth Supplemental Indenture dated as of February 10, 2012 by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc., as Guarantor, and U.S. Bank National Association, as Trustee.